As filed with the Securities and Exchange Commission on May 12, 2009

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Protective Products of America, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-3479709
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

1649 Northwest 136th Avenue, Sunrise, Florida	33323
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 846-8222
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share
(Title of Class)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

PROTECTIVE PRODUCTS OF AMERICA, INC.
INFORMATION INCLUDED IN INFORMATION STATEMENT AND INCORPORATED BY
REFERENCE INTO FORM 10
     Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1.

Item 1. Business
     The information required by this item is contained under the sections “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Index to Financial Statements” (and the statements referenced therein) of the information statement, which are incorporated herein by reference.
Item 1A. Risk Factors
     The information required by this item is contained under the section “Risk Factors” of the information statement, which is incorporated herein by reference.
Item 2. Financial Information
     The information required by this item is contained under the sections “Summary,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced therein) of the information statement, which are incorporated herein by reference.
Item 3. Properties
     The information required by this item is contained under the section “Business—Properties” of the information statement, which is incorporated herein by reference.
Item 4. Security Ownership of Certain Beneficial Owners and Management
     The information required by this item is contained under the section “Security Ownership of Certain Beneficial Owners and Management” of the information statement, which is incorporated herein by reference.
Item 5. Directors and Executive Officers
     The information required by this item is contained under the section “Management—Directors and Executive Officers” of the information statement, which is incorporated herein by reference.
Item 6. Executive Compensation
     The information required by this item is contained under the section “Compensation Discussion and Analysis” of the information statement, which is incorporated herein by reference.
Item 7. Certain Relationships and Related Transactions
     The information required by this item is contained under the sections “Management—Directors and Officers” and “Management—Related Party Transactions” of the information statement, which are incorporated herein by reference.
Item 8. Legal Proceedings
     The information required by this item is contained under the section “Business—Legal Proceedings” of the information statement, which is incorporated herein by reference.
Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
     The information required by this item is contained under the sections “Summary,” “Dividend Policy” and “Description of Our Capital Stock” of the information statement, which are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities
     As used below, all references to dollars or “$” are to U.S. dollars unless otherwise indicated, and “CAD$” means Canadian dollars.
     (1) On May 25, 2006, we issued 492,598 shares of our common stock valued at $10.0 million in connection with our acquisition of all of the shares of Protective Products International Corp.
     (2) During the year ended December 31, 2006, we granted certain of our employees options to purchase an aggregate of 351,500 shares of our common stock at a weighted average exercise price per share of CAD$17.10.
     (3) During the year ended December 31, 2006, we issued an aggregate of 103,335 shares of our common stock upon the exercise of outstanding options for an aggregate consideration of $0.1 million.
     (4) On August 29, 2007, we issued $3.4 million aggregate principal amount of 12.0% subordinated, non-convertible debentures due 2009 and warrants to acquire 340,000 shares of common stock.
     (5) On September 28, 2007, we issued $1.7 million aggregate principal amount of 12.0% subordinated, non-convertible debentures due 2009 and warrants to acquire 170,000 shares of common stock.
     (6) During the year ended December 31, 2007, we granted certain of our employees options to purchase an aggregate of 507,000 shares of our common stock at a weighted average exercise price per share of CAD$13.65.
     (7) During the year ended December 31, 2007, we issued an aggregate of 60,498 shares of our common stock upon the exercise of outstanding options for an aggregate consideration of $0.3 million.
     (8) On February 4, 2008, we issued $6.0 million aggregate principal amount of 10.0% subordinated, convertible debentures due 2011.
     (9) On March 6, 2008, we completed a Canadian public offering of 3,530,000 shares of our common stock for an aggregate purchase price of $15.2 million. Clarus Securities Inc. and Paradigm Capital Inc. acted as co-leads for the agents involved in the offering. The agents received an aggregate of $0.9 million in fees.
     (10) On July 31, 2008, we issued 13,762,557 shares of our common stock in connection with our domestication process. These shares were issued pursuant to the exemption afforded by Section 3(a)(10) of the Securities Act.
     (11) During the year ended December 31, 2008, we granted certain of our employees options to purchase an aggregate of 579,826 shares of our common stock at a weighted average exercise price per share of CAD$1.96.
     (12) During the year ended December 31, 2008, we did not issue any shares of our common stock upon the exercise of outstanding options.
     (13) During the first three months of 2009, we did not issue any shares of our common stock upon the exercise of outstanding options.
Item 11. Description of Registrant’s Securities to be Registered
     The information required by this item is contained under the sections “Description of Our Capital Stock” and “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws” of the information statement, which are incorporated herein by reference.
Item 12. Indemnification of Directors and Officers

     The information required by this item is contained under the section “Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws—Limitation of Liability of Directors and Indemnification of Directors and Officers” of the information statement, which is incorporated herein by reference.
Item 13. Financial Statements and Supplementary Data
     The information required by this item is contained under the sections “Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the statements referenced therein) of the information statement, which are incorporated herein by reference.
Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
     None.
Item 15. Financial Statements and Exhibits
(a) Financial Statements
     The information required by this item is contained under the section “Index to Financial Statements” beginning on page F-1 of the information statement, which is incorporated herein by reference.
(b) Exhibits
     The following documents are filed as exhibits hereto:

Exhibit
Number	Description
2.1	Agreement and Plan of Merger by and among the Registrant, CPC Holding Corporation of America, PP Acquisition Corp., Protective Products International Corp. and Stephen Giordanella dated as of May 25, 2006.(1)

3.1	Certificate of Incorporation of the Registrant.(1)

3.2	Bylaws of the Registrant.(1)

4.1	Form of Common Stock Certificate.(1)

4.2.1	Form of 10.0% Convertible Debenture due 2011.*

4.2.2	Form of Amendment to 10.0% Convertible Debenture due 2011.*

4.2.3	Form of Subscription Agreement for 10.0% Convertible Debenture due 2011.*

4.3.1	Form of 12.0% Subordinated, Non-Convertible Debenture due 2009.*

4.3.2	Form of Amendment to 12.0% Subordinated, Non-Convertible Debenture due 2009.*

4.3.3	Form of Subscription Agreement for 12.0% Subordinated, Non-Convertible Debenture due 2009.*

4.4.1	Form of Common Stock Purchase Warrant (U.S. residents).(1)

4.4.2	Form of Amendment to Common Stock Purchase Warrant (U.S. residents).(1)

4.4.3	Form of Common Stock Purchase Warrant (Canadian residents).(1)

4.4.4	Form of Amendment to Common Stock Purchase Warrant (Canadian residents).(1)

10.1.1	Credit Agreement by and between the Registrant and Canadian Imperial Bank of Commerce, dated September 21, 2004.(1)

10.1.2	First Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated May 25, 2006.(1)

10.1.3	Second Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated March 8, 2007.(1)

10.1.4	Third Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated September 12, 2007.(1)

10.1.5	Fourth Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective November 14, 2007.(1)

10.1.6	Fifth Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective January 4, 2008.(1)

10.1.7	Sixth Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective April 11, 2008.(1)

10.1.8	Seventh Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective June 30, 2008.(1)

10.1.9	Letter Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated July 16, 2008.(1)

10.1.10	Eighth Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective July 31, 2008.(1)

10.1.11	Letter Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective August 15, 2008.(1)

10.1.12	Letter Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective August 25, 2008.(1)

10.1.13	Letter Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective September 30, 2008.(1)

10.1.14	Forbearance Agreement between the Registrant and Canadian Imperial Bank of Commerce, effective as of January 30, 2009.(1)

10.1.15	Amended and Restated Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, effective as of January 30, 2009.(1)

10.2	Employment Agreement, dated as of January 1, 2007, between the Registrant and Steve Giordanella.(1)

10.3.1	Ceramic Protection Corporation Stock Option Plan, dated April 26, 2001 (the “2001 Stock Option Plan”).(1)

10.3.2	Form of Stock Option Agreement for options issued under the 2001 Stock Option Plan to Canadian residents.(1)

10.3.3	Form of Stock Option Agreement for options issued under the 2001 Stock Option Plan to U.S. residents.(1)

10.4.1	Stock Option Plan, dated April 26, 2007 (the “2007 Stock Option Plan”).(1)

10.4.2	Amendment, dated August 11, 2008, to the 2007 Stock Option Plan.(1)

10.4.3	Form of Stock Option Agreement for options issued under the 2007 Stock Option Plan prior to domestication.(1)

10.4.4	Form of Stock Option Agreement for options issued under the 2007 Stock Option Plan after domestication.(1)

10.5	Lease Agreement, dated as of January 2004, between Protective Products International Corp. and Albricas, LLC.(1)

10.6	Residential Lease Agreement, dated as of January 1, 2007, between Protective Products International, Inc. and Armor World, LLC.(1)

10.7.1	Lease Agreement, dated as of April 12, 2007, between the Registrant and N/S Sawgrass Office Associates, LLC.(1)

10.7.2	First Amendment to Lease Agreement, dated as of November 29, 2007, between the Registrant and N/S Sawgrass Office Associates, LLC.(1)

10.8.1	Contract between the Registrant and Marine Corps Systems Command, effective September 27, 2007.(1)

10.8.2	Modification of contract between the Registrant and Marine Corps Systems Command, effective March 18, 2008.(1)

10.8.3	Modification of contract between the Registrant and Marine Corps Systems Command, effective July 31, 2008.(1)

10.9	Promissory Note, dated February 9, 2004, issued by Albricas, LLC to Protective Products International Corp.(1)

10.10.1	Secured, Subordinated Debenture, dated as of August 29, 2007, issued by the Registrant to The Stephen Giordanella Revocable Trust dated October 8, 2004.(1)

10.10.2	Secured, Subordinated Debenture, dated as of August 29, 2007, issued by the Registrant to Ballinhard Capital Corporation.(1)

10.11.1	Secured Subordinated Convertible Debenture, dated as of February 4, 2008, issued by the Registrant to Stephen Giordanella Revocable Trust Dated October 8, 2004.(1)

10.11.2	Secured Subordinated Convertible Debenture, dated as of February 4, 2008, issued by the Registrant to Henry Hugh Shelton.(1)

10.11.3	Secured Subordinated Convertible Debenture, dated as of February 4, 2008, issued by the Registrant to Brian L. Stafford Trust dated February 7, 2005.(1)

10.11.4	Secured Subordinated Convertible Debenture, dated as February 4, 2008, issued by the Registrant to Balinhard Capital Corporation.(1)

21.1	Subsidiaries of the Registrant.(1)

99.1	Information Statement.

*	The instruments defining the rights of holders of long-term debt securities of the Registrant and its subsidiaries are omitted pursuant to Item 601 (b)(4)(iii)(A) of Regulation S-K. The Registrant hereby agrees to furnish copies of these instruments to the SEC upon request.

(1)	Previously filed.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Protective Products of America, Inc.
May 12, 2009	By:	/s/ Brian L. Stafford
		Name:	Brian L. Stafford
		Title:	Acting Chief Executive Officer

Exhibit Index

Exhibit
Number	Description
2.1	Agreement and Plan of Merger by and among the Registrant, CPC Holding Corporation of America, PP Acquisition Corp., Protective Products International Corp. and Stephen Giordanella dated as of May 25, 2006.(1)

3.1	Certificate of Incorporation of the Registrant.(1)

3.2	Bylaws of the Registrant.(1)

4.1	Form of Common Stock Certificate.(1)

4.2.1	Form of 10.0% Convertible Debenture due 2011.*

4.2.2	Form of Amendment to 10.0% Convertible Debenture due 2011.*

4.2.3	Form of Subscription Agreement for 10.0% Convertible Debenture due 2011.*

4.3.1	Form of 12.0% Subordinated, Non-Convertible Debenture due 2009.*

4.3.2	Form of Amendment to 12.0% Subordinated, Non-Convertible Debenture due 2009.*

4.3.3	Form of Subscription Agreement for 12.0% Subordinated, Non-Convertible Debenture due 2009.*

4.4.1	Form of Common Stock Purchase Warrant (U.S. residents).(1)

4.4.2	Form of Amendment to Common Stock Purchase Warrant (U.S. residents).(1)

4.4.3	Form of Common Stock Purchase Warrant (Canadian residents).(1)

4.4.4	Form of Amendment to Common Stock Purchase Warrant (Canadian residents).(1)

10.1.1	Credit Agreement by and between the Registrant and Canadian Imperial Bank of Commerce, dated September 21, 2004.(1)

10.1.2	First Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated May 25, 2006.(1)

10.1.3	Second Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated March 8, 2007.(1)

10.1.4	Third Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated September 12, 2007.(1)

10.1.5	Fourth Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective November 14, 2007.(1)

10.1.6	Fifth Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective January 4, 2008.(1)

10.1.7	Sixth Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective April 11, 2008.(1)

10.1.8	Seventh Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective June 30, 2008.(1)

10.1.9	Letter Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated July 16, 2008.(1)

10.1.10	Eighth Amending Agreement to the Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective July 31, 2008.(1)

10.1.11	Letter Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective August 15, 2008.(1)

10.1.12	Letter Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective August 25, 2008.(1)

10.1.13	Letter Agreement between the Registrant and Canadian Imperial Bank of Commerce, dated effective September 30, 2008.(1)

10.1.14	Forbearance Agreement between the Registrant and Canadian Imperial Bank of Commerce, effective as of January 30, 2009.(1)

10.1.15	Amended and Restated Credit Agreement between the Registrant and Canadian Imperial Bank of Commerce, effective as of January 30, 2009.(1)

10.2	Employment Agreement, dated as of January 1, 2007, between the Registrant and Steve Giordanella.(1)

10.3.1	Ceramic Protection Corporation Stock Option Plan, dated April 26, 2001 (the “2001 Stock Option Plan”).(1)

10.3.2	Form of Stock Option Agreement for options issued under the 2001 Stock Option Plan to Canadian residents.(1)

10.3.3	Form of Stock Option Agreement for options issued under the 2001 Stock Option Plan to U.S. residents.(1)

10.4.1	Stock Option Plan, dated April 26, 2007 (the “2007 Stock Option Plan”).(1)

10.4.2	Amendment, dated August 11, 2008, to the 2007 Stock Option Plan.(1)

10.4.3	Form of Stock Option Agreement for options issued under the 2007 Stock Option Plan prior to domestication.(1)

10.4.4	Form of Stock Option Agreement for options issued under the 2007 Stock Option Plan after domestication.(1)

10.5	Lease Agreement, dated as of January 2004, between Protective Products International Corp. and Albricas, LLC.(1)

10.6	Residential Lease Agreement, dated as of January 1, 2007, between Protective Products International, Inc. and Armor World, LLC.(1)

10.7.1	Lease Agreement, dated as of April 12, 2007, between the Registrant and N/S Sawgrass Office Associates, LLC.(1)

10.7.2	First Amendment to Lease Agreement, dated as of November 29, 2007, between the Registrant and N/S Sawgrass Office Associates, LLC.(1)

10.8.1	Contract between the Registrant and Marine Corps Systems Command, effective September 27, 2007.(1)

10.8.2	Modification of contract between the Registrant and Marine Corps Systems Command, effective March 18, 2008.(1)

10.8.3	Modification of contract between the Registrant and Marine Corps Systems Command, effective July 31, 2008.(1)

10.9	Promissory Note, dated February 9, 2004, issued by Albricas, LLC to Protective Products International Corp.(1)

10.10.1	Secured, Subordinated Debenture, dated as of August 29, 2007, issued by the Registrant to The Stephen Giordanella Revocable Trust dated October 8, 2004.(1)

10.10.2	Secured, Subordinated Debenture, dated as of August 29, 2007, issued by the Registrant to Ballinhard Capital Corporation.(1)

10.11.1	Secured Subordinated Convertible Debenture, dated as of February 4, 2008, issued by the Registrant to Stephen Giordanella Revocable Trust Dated October 8, 2004.(1)

10.11.2	Secured Subordinated Convertible Debenture, dated as of February 4, 2008, issued by the Registrant to Henry Hugh Shelton.(1)

10.11.3	Secured Subordinated Convertible Debenture, dated as of February 4, 2008, issued by the Registrant to Brian L. Stafford Trust dated February 7, 2005.(1)

10.11.4	Secured Subordinated Convertible Debenture, dated as February 4, 2008, issued by the Registrant to Balinhard Capital Corporation.(1)

21.1	Subsidiaries of the Registrant.(1)

99.1	Information Statement.

*	The instruments defining the rights of holders of long-term debt securities of the Registrant and its subsidiaries are omitted pursuant to Item 601 (b)(4)(iii)(A) of Regulation S-K. The Registrant hereby agrees to furnish copies of these instruments to the SEC upon request.

(1)	Previously filed.